Exhibit 99.1

[ECC Logo]

ECC CAPITAL ANNOUNCES AGREEMENT TO SELL ITS SUBPRIME WHOLESALE
MORTGAGE BANKING DIVISION TO BEAR STEARNS

Expects Special Distributions to Stockholders

IRVINE, CA, October 10, 2006 – ECC Capital Corporation (NYSE: ECR), a mortgage finance real estate investment trust (REIT) that originates and invests in residential mortgage loans, today announced that it has entered into an agreement to sell certain operating assets used in its subprime wholesale mortgage banking division to Bear Stearns Residential Mortgage Corporation, an
affiliate of Bear Stearns & Co., for approximately $26 million in cash and Bear
Stearns’ assumption of certain lease liabilities. ECC Capital will retain other obligations arising from its subprime wholesale mortgage banking division, including but not limited to, loan repurchase obligations, remaining leases and personnel related liabilities. ECC Capital will also retain the majority of its core assets, including its residual interests in mortgage-backed securities and associated servicing rights. Upon completion of the transaction, which is expected to close by the end of 2006, ECC Capital will effectively exit the subprime wholesale mortgage origination business. Within thirty days after the close of the transaction, ECC Capital expects to make an initial distribution to stockholders of approximately $0.80 per share.
“After extensively considering a wide range of strategic alternatives, the
Special Committee of the Board of Directors, with advice from our senior management and our financial and legal advisors, has determined that the sale of our subprime wholesale mortgage banking division to Bear Stearns, and the resulting reduction in operating losses that have continued with the division, represents the best course of action for our stockholders,” said Shabi Asghar,
ECC Capital’s President and Co-CEO. “ECC Capital is continuing to explore strategic alternatives with respect to maximizing the value of its remaining assets in order to provide additional distributions to stockholders and satisfy its remaining liabilities. Alternatives being considered include the sale of remaining operating assets, the residual interests and associated servicing rights or, in the case of the residuals, collection of remaining cash flows through 2010.”
The amount and timing of any future distributions will depend on whether the
Company elects to sell its residual interests, in whole or in part, or elects to collect the remaining cash flows over the life of such residuals. Following any sale of the remaining assets and/or the realization, over time, of cash flows from the Company’s residual interests, ECC Capital expects to be able to make total distributions over time to its stockholders of at least $1.60, which includes the initial distribution specified above. The Company intends to maintain its REIT status for the period of time during which it holds the residual interests in its securitizations.
In connection with the signing of this transaction, ECC Capital entered into an enhanced warehouse repurchase agreement and loan purchase arrangement with Bear
Stearns, which are expected to provide increased stability during the period prior to closing by allowing Encore Credit to take advantage of Bear Stearns’
capital markets expertise and secondary market execution.
Under terms of the agreement, Bear Stearns will acquire the assets of ECC
Capital’s subprime wholesale mortgage banking division, including property and equipment, customer lists, intellectual property and information technology systems used by ECC Capital, along with selected whole loans. Bear Stearns will assume only those liabilities that are necessary for Bear Stearns to continue to support the originations generated by the subprime wholesale mortgage banking division, including leases for ECC Capital’s operating centers in
Irvine, CA, Downers Grove, IL and Glen Allen, VA. The business will continue to operate as a division of Bear Stearns Residential Mortgage Corporation. Mr.
Asghar will head up the division as its CEO and President. Bear Stearns intends to continue using the Encore Credit brand name
Friedman, Billings, Ramsey & Co., Inc
        . and Milestone Advisors, LLC served as
ECC Capital’s co-financial advisors, and Latham & Watkins LLP served as ECC
Capital’s legal advisor. Stifel, Nicolaus & Co., Inc. issued a fairness opinion and Venable LLP acted as legal advisor to the Special Committee of the Board of
Directors.
About ECC Capital Corporation
ECC Capital Corporation, headquartered in Irvine, Calif., is a mortgage finance real estate investment trust (REIT) that originates and invests in residential mortgage loans. Through its subsidiaries, ECC Capital presently offers a series of mortgage products to borrowers, with a particular emphasis on
“nonconforming” borrowers who generally do not satisfy the credit, collateral, documentation or other standards required by conventional mortgage lenders and loan buyers. ECC Capital is currently structured to qualify as a REIT by managing a portfolio of nonconforming loans it originates or acquires. As a
REIT, ECC Capital’s principal business objective is to generate net income for distribution to its stockholders from the spread between the interest income on its assets in its portfolio and the costs of capital to finance its acquisition of these assets. For additional information about ECC Capital Corporation, please visit our website at www.ecccapital.com.
Safe Harbor Regarding Forward-Looking Statements
Certain statements contained in this press release, including statements relating to the proposed transaction with Bear Stearns and our ability to pay distributions may be deemed to be forward-looking statements under federal securities laws and ECC Capital intends that those forward-looking statements be subject to the safe-harbor created thereby. Statements that are not historical fact are forward-looking statements. These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties, which could affect ECC Capital’s future plans. ECC
Capital cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. These factors include, but are not limited to: (i)
the condition of the whole loan sale market, (ii) the condition of the U.S.
economy and financial system, (iii) interest rates and the subsequent effect on the business and its residual interests in mortgage-backed securities, (iv) the stability of residential property values, (v) ECC Capital’s ability to obtain quality loan servicing and default management services, (vi) the potential effect of new state or federal laws or regulations, (vii) the effect of increasing competition, (viii) ECC Capital’s ability to implement successfully its business strategy due to, among other things, its reduced workforce, (ix)
the risks associated with the use of leverage, (x) continued availability of credit facilities and access to the securitization markets or other sources of capital including the whole loan sale market, (xi) ECC Capital’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed on REITs by federal tax rules, and (xii) other factors and risks discussed in ECC Capital’s Form 10-K for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission on April 17, 2006.
You should also be aware that, except as otherwise specified, all information in this news release is as of October 10, 2006. ECC Capital undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in ECC Capital’s expectations.